SECOND AMENDMENT

     THIS SECOND AMENDMENT dated as of August 12, 1999 (this "Amendment") is to the Third Amended and Restated Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of June 5, 1998 among U.S. AGGREGATES, INC., a "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1   AMENDMENTS.  Effective   on   (and  subject  to the occurrence
of)  the  Amendment  Effective  Date  (as  defined  below):

     1.1     (a)     The  following  definition  shall  be  added to Section 1.1 of  the  Credit  Agreement  in  its  appropriate  alphabetical  position:

     Change of Control means (i)(A) any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group") (other than GTCR) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock (the indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such Person or Group, (ii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (iii) any event or condition relating to a change of control of the Company shall occur which requires, or permits the holder or holders (or any agent or trustee therefor) of any Debt of the Company or any Subsidiary to require, the purchase or repurchase prior to its expressed maturity of any Debt of the Company or any Subsidiary in an aggregate principal amount (for all such Debt) of $1,000,000 or more.

     (b) The definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

     Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of
(a) EBITDA for such Computation Period to (b) the sum for such Computation Period of (i) Interest Expense (other than, so long as the Harris Note Documents are in effect, with respect to the Harris Note), (ii) Capital Expenditures,
(iii) cash taxes paid by the Company and its Subsidiaries, (iv) all scheduled principal payments due on any Total Debt, other than principal payments made as a result of any mandatory reduction of the Revolving Commitments and (v) the amount of all cash dividends declared or paid by the Company.

     1.2 Section 6.2.1(a)(iv) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (including a Public Offering, but excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program, (y) equity contributions from GTCR or its Affiliates to fund Permitted Acquisitions or to fund payments required by the Harris Note Documents and (z) any issuance of capital stock by a Subsidiary to the Company or another Subsidiary), in an amount equal to (x) (i) such Net Cash Proceeds minus (ii) if and to the extent that the Company funds such payment with the proceeds of its initial Public Offering of common stock, the amount (not to exceed $16,400,000) paid by the Company to pay in full and retire the Harris Note times (y) 0.50.

     1.3 Section 10.1 of the Credit Agreement shall be amended (a) by deleting the number "30" where it appears in clause (ii) of Section 10.1.2 and inserting in lieu thereof the number "45" and (b) adding the following as
Section  10.1.12:

     10.1.12 Forms 10K and 10Q. For so long as the Company is a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and is obligated to file annual and quarterly reports with the SEC on Forms 10K and 10Q (or any successor forms) then, notwithstanding the foregoing, it is understood and agreed that the Company may satisfy its obligations under Sections 10.1.1 and
10.1.2 by delivering copies of such forms to each Lender within the time periods specified in such Sections in lieu of the deliveries specified in such Sections.

     1.4 Section 10.11 of the Credit Agreement shall be amended by deleting the word "and" immediately prior to clause (viii) of the proviso thereof and inserting the following at the end of such proviso "; (ix) the Company may convert 300,842.2 shares of its Preferred Stock into common stock at a conversion price equal to the offering price per share of common stock in its initial Public Offering of such common stock; and (x) if no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may declare and pay dividends on its common stock (A) in the third and fourth Fiscal Quarters of 1999 in an amount not to exceed $600,000 in any such fiscal quarter and (B) in any Fiscal Year (commencing with the Fiscal Year beginning January 1,
2000) in an amount not to exceed 15% of Consolidated Net Income for the immediately preceding Fiscal Year (provided, that the Company may only pay any dividend pursuant to this clause (x) if, after giving effect thereto, the Company shall be in compliance with all financial covenants in Section 10.6 on a pro forma basis for the twelve consecutive month period ending on the date of the Lenders on or prior to the date of declaration of such dividend), it being understood that, unless an Event of Default under Section 12.1.1 exists, dividends may be paid within 60 days after the date of declaration thereof if at such date of declaration such dividend complied with this clause (x) even if at the time of payment thereof the Company is not in compliance with this clause
(x)."

     1.5 Section 10.12 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     10.12 Capital Expenditure, etc. Not, and not permit any Subsidiary to, make or commit to make any Capital Expenditure in any Fiscal Year, except Capital Expenditures which do not in the aggregate exceed (i) $19,000,000 in the 1999 Fiscal Year and (ii) $35,000,000 in any Fiscal Year thereafter; provided that any unused amount in any Fiscal Year, up to a maximum of $2,000,000, may be carried over and used in the following Fiscal Year.

     1.6 Section 12.1.11(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows "(a) a Change of Control shall occur."

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above Agent shall have received (a) evidence that the Company has consummated the initial public offering of its equity securities (the "IPO") and received gross cash proceeds therefrom in an amount not less than $65,000,000, which evidence must be received on or prior to October 31, 1999, (b) a counterpart of this Amendment executed by the Company and the Required Lenders, the Required
Revolving Lenders, the Required Term A Lenders and the Required Term B Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (c) for each of the Lenders, an amendment fee in an amount equal to 0.125% of the sum of such Lender's Revolving Commitment plus the outstanding Term Loans of such Lender and (d) each of the following documents, each in form and substance satisfactory to the Agent:

     3.1 Reaffirmation. Counterparts of the Reaffirmation of Loan Documents, substantially in the forms of Exhibit A executed by the Company and each Guarantor.

     3.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

     3.3 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

     3.4 Subordinated Debt. Evidence satisfactory to the Agent that the Note and Warrant Purchase Agreement shall have been amended to permit the payment of the Harris Note from the proceeds of the IPO in the manner contemplated hereby.

     3.5 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

     SECTION  4  MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

     4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     4.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

Delivered  as  of  the  day  and  year  first  above  written.

U.S.  AGGREGATES,  INC.

/s/  Michael  J.  Stone
By:  Michael  J.  Stone
     ------------------
Title:  Chief  Financial  Officer
        ---------------------------


BANK  OF  AMERICA  NATIONAL  TRUST  AND  SAVINGS  ASSOCIATION, as  Agent

/s/  Jim  Cockey
By:  Jim  Cockey
     -----------
Title:  Principal
        -----------

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Lender and as Issuing Lender

/s/  Jim  Cockey
By:  Jim  Cockey
     -----------
Title:  Principal
        -----------


BANKBOSTON,  N.A.,  as  a  Lender

/s/  Marie  C.  Duprey
By:  Marie  C.  Duprey
     -----------------
Title:  Vice  President
        ---------------


NATIONAL  CITY  BANK,  as  a  Lender

/s/  Brian  Cullina
By:  Brian  Cullina
     --------------
Title:  Senior  Vice  President
        -----------------------


BANK  OF  SCOTLAND,  as  a  Lender

/s/  Annie  Glynn
By:  Annie  Glynn
     ------------
Title:  Senior  Vice  President
        -----------------------

IBJ WHITEHALL BANK AND TRUST COMPANY (formerly IBJ Schroder Bank & Trust Company), as a Lender

/s/  Mark  H.  Minter
By:  Mark  H.  Minter
     ----------------
Title:  Managing  Director
        ------------------

COMERICA  BANK  -  CALIFORNIA,  as  a  Lender

/s/  Scott  J.  Smith
By:  Scott  J.  Smith
     ----------------
Title:  Vice  President
        ---------------

ZIONS  FIRST  NATIONAL  BANK,  as  a  Lender

/s/  Kelly  Robertson
By:  Kelly  Robertson
     ----------------
Title:  Vice  President
        ---------------


UNION  BANK  OF  CALIFORNIA,  N.A.,  as  a  Lender

/s/  Nancy  A.  Perkins
By:  Nancy  A.  Perkins
     ------------------
Title:  Vice  President
        ---------------


CYPRESSTREE  INVESTMENT  MANAGEMENT  COMPANY,  INC.
as Attorney-in-Fact and on behalf of First Allmerica Financial Life Insurance Company as Portfolio Manager, as a Lender

Illegible
By:
Title:  Principal
        ---------


CYPRESSTREE  INVESTMENT  PARTNERS  II,  LTD.

By:  CypressTree  Investment  Management  Company,  Inc.,  as  Portfolio Manager

Illegible
By:
Title:  Principal
        ---------


ING  HIGH  INCOME  PRINCIPAL  PRESERVATION  FUND  HOLDINGS,  LDC,  as  a  Lender

By:  ING  Capital  Advisors,  Inc.,  as  Investment  Advisor

/s/  Helen  Y.  Rhee
By:  Helen  Y.  Rhee
     ---------------
Title:  Vice  President  &  Portfolio  Manager
        --------------------------------------


PILGRIM  PRIME  RATE  TRUST,  as  a  Lender

By:  Pilgrim  Investments,  Inc.,  as  its  Investment  Manager

/s/  Robert  L.  Wilson
By:  Robert  L.  Wilson
     ------------------
Title:  Vice  President
        ---------------


SENIOR  DEBT  PORTFOLIO

By:  Boston  Management  and  Research,  as  Investment  Advisor

/s/  Scott  H.  Page
By:  Scott  H.  Page
     ---------------
Title:  Vice  President
        ---------------


EATON  VANCE  INSTITUTIONAL  SENIOR  LOAN  FUND

By:  Eaton  Vance  Management,  as  Investment  Advisor

/s/  Scott  H.  Page
By:  Scott  H.  Page
     ---------------
Title:  Vice  President
        ---------------


KZH-CYPRESSTREE  -  1  LLC

/s/  Peter  Chin
By:  Peter  Chin
     -----------
Title:  Authorized  Agent
        -----------------


KZH-HIGHLAND  -  2  LLC

/s/  Peter  Chin
By:  Peter  Chin
     -----------
Title:  Authorized  Agent
        -----------------


ARCHIMEDES  FUNDING  II,  LLC

By:  ING  Capital  Advisors,  LLC,  as  Collateral  Manager

/s/  Helen  Y.  Rhee
By:  Helen  Y.  Rhee
     ---------------
Title:  Vice  President  &  Portfolio  Manager
        --------------------------------------

                                    EXHIBIT A

                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS


                                  July 8, 1999


Bank  of  America  National  Trust
and  Savings  Association,  as  Agent
and  the  other  parties
to  the  Third  Amended  and
Restated  Credit  Agreement
referred  to  below
1455  Market  Street
San  Francisco,  California  94103
Attn:  Agency  Management  Services  #5596

                     RE:  REAFFIRMATION OF LOAN DOCUMENTS --
                            COMPANY AND SUBSIDIARIES

Ladies  and  Gentlemen:

     Please  refer  to:

     1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "Security Agreement") among U.S. Aggregates, Inc. (the "Company"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, INC., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation,
Southern Ready Mix, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah Corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Transport, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Beck Paving, Inc., a Utah corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Treasure
Valley  Concrete,  Inc.,  an   Idaho  corporation,  Monroc,  Inc.,  a  Delaware
corporation, Western Aggregates, Inc., a Utah corporation, and Bank of America National Trust and Savings Association in its capacity as Agent (in such capacity, the "Agent");

     2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "Guaranty") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., Southern Ready Mix, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Transport, Inc., Western Rock Products Corp., Tri-State Testing Laboratories, Inc., Dekalb Stone, Inc., Beck Paving, Inc., Bradley Stone & Sand, Inc., Treasure Valley Concrete, Inc., and Monroc, Inc.;

     3.    The  following  Pledge  Agreements:

           (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

           (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

(all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "Pledge Agreements").

     4. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "Patent Security Agreement").

     The Security Agreement, the Guaranty, the Pledge Agreements, the Aircraft Security Agreement and the Patent Security Agreement, in each case as heretofore amended, are collectively referred to herein as the "Loan Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Second Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     Each of the undersigned hereby confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Loan Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment.

     The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     U.S.  AGGREGATES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Chief  Financial  Officer
           ---------------------------


     SRM  HOLDINGS  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     WESTERN  AGGREGATES  HOLDING  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     WESTERN  ROCK  PRODUCTS  CORP.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     JENSEN  CONSTRUCTION  &  DEVELOPMENT,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     SANDIA  CONSTRUCTION,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     TRI-STATE  TESTING  LABORATORIES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     MOHAVE CONCRETE AND MATERIALS, INC., a Nevada corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     MOHAVE CONCRETE AND MATERIALS, INC., an Arizona corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     A-BLOCK  COMPANY,  INC.,
     an  Arizona  corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     A-BLOCK  COMPANY,  INC.,
     a  California  corporation

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     COX  ROCK  PRODUCTS,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     COX  TRANSPORT  CORPORATION

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     VALLEY  ASPHALT,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     GEODYNE  TRANSPORT,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     BECK  PAVING,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     SOUTHERN  READY  MIX,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     DEKALB  STONE,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     MULBERRY  ROCK  CORPORATION

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     BHY  READY  MIX,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------


     BRADLEY  STONE  &  SAND,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     TREASURE  VALLEY  CONCRETE,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     MONROC,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     WESTERN  AGGREGATES,  INC.

     /s/  Michael  J.  Stone
     By:  Michael  J.  Stone
          ------------------
     Title:  Vice  President
           -----------------

     ACKNOWLEDGED  AND  AGREED
     as  of  the  date  first  written  above

     BANK  OF  AMERICA  NATIONAL  TRUST
     AND  SAVINGS  ASSOCIATION,  as  Agent

     /s/  Jim  Cockey
     By:  Jim  Cockey_
          -----------
     Title: Principal
            ----------

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